EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mid-America Apartment Communities, Inc., or Mid-America, on Form 10-K for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. Eric Bolton, Jr., President and Chief Executive Officer of Mid-America certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mid-America.

/s/H. Eric Bolton, Jr.
H. Eric Bolton, Jr.
President and Chief Executive Officer
February 26, 2008